As filed with the Securities and Exchange Commission on February 18, 2014

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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RCS CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 405 Park Avenue New York, New York	38-3894716 (I.R.S. Employer Identification No.) 10022
(Address of Principal Executive Offices)	(Zip Code)

_____________________________

RCS Capital Corporation Equity Plan

(Full Title of the Plans)

_____________________________

Nicholas S. Schorsch Executive Chairman of the Board of Directors RCS Capital Corporation 405 Park Avenue New York, New York 10022 (Name and Address of Agent for Service) (866) 904-2988
(Telephone Number, Including Area Code, of Agent For Service)
_____________________________

Copies to:

Peter M. Fass James P. Gerkis Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000	James A. Tanaka General Counsel RCS Capital 405 Park Ave., 15th Floor New York, New York 10022 (866) 904-2988

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Class A common stock, par value $0.001 per share	2,649,999	$21.185	$56,140,229	$7,231

(1)	This Registration Statement covers 2,649,999 shares of the Class A common stock, par value $0.001 per share (the “Common Stock”) of RCS Capital Corporation (the “Registrant”) available for issuance under the RCS Capital Corporation Equity Plan (the “Plan”). Further, this Registration Statement registers such additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions that results in an increase in the number of the outstanding shares of Common Stock or shares issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Calculated solely for purposes of this offering in accordance with Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of Common Stock on February 12, 2014, as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(a)	the Registrant’s prospectus, dated June 5, 2013, filed pursuant to Rule 424(b) under the Securities Act;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ending June 30, 2013 and September 30, 2013 filed with the Commission on August 2, 2013 and November 13, 2013, respectively;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on June 10, 2013, June 11, 2013, June 14, 2013, June 20, 2013, June 27, 2013, July 8, 2013, July 16, 2013, September 5, 2013, September 11, 2013, September 13, 2013, September 19, 2013, October 1, 2013, October 2, 2013 (two filings on this date), October 10, 2013, October 28, 2013, November 18, 2013, December 2, 2013, December 16, 2013, December 24, 2013, January 7, 2014, January 16, 2014, January 17, 2014, January 23, 2014, February 4, 2014, February 7, 2014 and February 12, 2014; and

(d)	the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 13, 2013 to register the Registrant’s Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with any subsequent amendment or report filed with the Commission for the purpose of updating this description of the Registrant’s Common Stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees). The Registrant’s second amended and restated by-laws provide that the Registrant will indemnify, to the fullest extent permitted by Delaware law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated by-laws provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions. In addition, we have entered into separate indemnification agreements with the Registrant’s executive officers and directors, which require us to indemnify them against liabilities to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitations on liability for the Registrant’s directors.

The Registrant currently maintains liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed herewith)

4.2	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on January 7, 2014)

5.1	Opinion of Proskauer Rose LLP (filed herewith)

10.1	RCS Capital Corporation Equity Plan (filed herewith)

10.2	First Amendment to RCS Capital Corporation Equity Plan (filed herewith)

23.1	Consent of WeiserMazars LLP (filed herewith)

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of February, 2014.

RCS capital cORPORATION
By:	/s/ William M. Kahane
William M. Kahane
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of RCS Capital Corporation hereby constitutes and appoints Nicholas S. Schorsch and William M. Kahane, or any of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of RCS Capital Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Executive Chairman of the Board of Directors	February 18, 2014
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and Director (Principal Executive Officer)	February 18, 2014
/s/ Brian D. Jones Brian D. Jones	Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	February 18, 2014
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	February 18, 2014
/s/ Peter M. Budko Peter M. Budko	Chief Investment Officer and Director	February 18, 2014
/s/ Brian S. Block Brian S. Block	Director	February 18, 2014
/s/ Mark Auerbach Mark Auerbach	Director	February 18, 2014
/s/ C. Thomas McMillen C. Thomas McMillen	Director	February 18, 2014
/s/ Howell D. Wood Howell D. Wood	Director	February 18, 2014
/s/ Jeffrey J. Brown Jeffrey J. Brown	Director	February 18, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed herewith)

4.2	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed by the Registrant with the Commission on January 7, 2014)

5.1	Opinion of Proskauer Rose LLP (filed herewith)

10.1	RCS Capital Corporation Equity Plan (filed herewith)

10.2	First Amendment to RCS Capital Corporation Equity Plan (filed herewith)

23.1	Consent of WeiserMazars LLP (filed herewith)

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)